UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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FORWARD AIR CORPORATION

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April 2, 2008
Dear Fellow Shareholder:
     On behalf of the Board of Directors and management of Forward Air Corporation, you are cordially invited to attend the Annual Meeting of Shareholders on Monday, May 12, 2008, at 8:00 a.m., EDT, in the Allatoona Room at the Hilton Atlanta Airport, 1031 Virginia Avenue, Atlanta, Georgia.
     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.
     I hope you will be able to join us, and we look forward to seeing you at the meeting.
Sincerely yours,

Bruce A. Campbell
Chairman, President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
All Other Compensation Table
Plan-Based Awards for Fiscal 2007
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested

FORWARD AIR CORPORATION
430 Airport Road
Greeneville, Tennessee 37745
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2008
To the Shareholders of Forward Air Corporation:
     The Annual Meeting of Shareholders of Forward Air Corporation (the “Company”) will be held on Monday, May 12, 2008, beginning at 8:00 a.m., EDT, in the Allatoona Room at the Hilton Atlanta Airport, 1031 Virginia Avenue, Atlanta, Georgia 30303.
     Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please retain and bring the top portion of the enclosed proxy card as your admission ticket. If your shares are in the name of your broker or bank, or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.
     The purposes of this meeting are:
1.	To elect nine members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2009;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company;

3.	To approve the FORWARD AIR CORPORATION’S AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN; and

4.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.
     We will make available a list of shareholders of record as of the March 14, 2008 record date for inspection by shareholders during normal business hours from April 4, 2008 until May 11, 2008 at the Company’s principal place of business, 430 Airport Road, Greeneville, Tennessee 37745. The list also will be available to shareholders at the meeting.
     Only shareholders of the $0.01 par value common stock of the Company of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting. Shareholders are cordially invited to attend the meeting in person.
     It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. Please refer to the proxy card for specific voting instructions. You may revoke your proxy at any time before it is voted.
By Order of the Board of Directors,

Matthew J. Jewell
Executive Vice President, Chief Legal
Officer and Secretary
Greeneville, Tennessee
April 2, 2008

FORWARD AIR CORPORATION
430 Airport Road
Greeneville, Tennessee 37745
(423) 636-7000
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is furnished to the shareholders of Forward Air Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held on Monday, May 12, 2008, beginning at 8:00 a.m., EDT, in the Allatoona Room at the Hilton Atlanta Airport, 1031 Virginia Avenue, Atlanta, Georgia, 30303, and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first made available to shareholders on or about April 2, 2008.
     You can ensure that your shares are voted at the Annual Meeting by submitting your instructions over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided. You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting or by delivering written notice of your revocation to, or a subsequent proxy to, the Secretary of the Company at its principal executive offices. Each proxy will be voted FOR Proposals 1, 2 and 3 if no contrary instruction is indicated in the proxy, and in the discretion of the persons named in the proxy on any other matter that may properly come before the shareholders at the Annual Meeting.
     Shareholders are entitled to one vote for each share of common stock held of record at the close of business on March 14, 2008 (the “Record Date”). There were 28,758,538 shares of our $0.01 par value common stock issued and outstanding on the Record Date. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the Annual Meeting.
     The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.
     Any matter that properly comes before the Annual Meeting will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. A properly executed proxy marked “Abstain” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, as long as a quorum is present, abstaining from any proposal that properly comes before the Annual Meeting will have no effect on whether the proposal is approved.
     Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for certain of the proposals contained in this Proxy Statement unless specifically instructed to do so by their clients. Proxies that are returned to us where brokers have received instructions to vote on one or more proposal(s) but have not received instructions to vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

     The Company will bear the cost of soliciting proxies for the Annual Meeting. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.
     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2008.
     The Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available at www.forwardair.com.
PROPOSAL 1 — ELECTION OF DIRECTORS
     At the date of this Proxy Statement, our Board is comprised of nine directors, eight of whom are non-employee directors. There are nine nominees for election at the Annual Meeting of Shareholders, each to hold office until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The Board of Directors recommends a vote FOR the election of the nine nominees named below. Duly executed proxies will be so voted unless record holders specify a contrary choice on their proxies. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board may propose, or the Board may reduce the number of directors. The Board has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration. Proxies cannot be voted for a greater number of persons than the number named.
Shareholder Vote Requirement
     The nominees for election shall be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. Each share shall have one vote for each directorship to be filled on the Board of Directors.
Director Nominees
     The following persons are the nominees for election to serve as directors. There are no family relationships between any of the director nominees. Each director nominee is standing for re-election by the shareholders except Gary L. Paxton, who is standing for election by the shareholders for the first time. A third-party search firm initially identified Mr. Paxton as a Board candidate to the Corporate Governance and Nominating Committee and, after a screening process and recommendation of the Committee, the Board elected Mr. Paxton as a new director on May 22, 2007. Certain information relating to the nominees, furnished by the nominees, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.

BRUCE A. CAMPBELL	Director since 1993
Greeneville, Tennessee	Age 56
     Mr. Campbell has served as a director since April 1993, as President since August 1998, as Chief Executive Officer since October 2003 and as Chairman since May 2007. Mr. Campbell was Chief Operating Officer from April 1990 until October 2003 and Executive Vice President from April 1990 until August

1998. Prior to joining the Company, Mr. Campbell served as Vice President of Ryder-Temperature Controlled Carriage in Nashville, Tennessee from September 1985 until December 1989. Mr. Campbell also serves as a Director of Green Bankshares, Inc.

C. ROBERT CAMPBELL	Director since 2005
Coral Gables, Florida	Age 63
     Mr. Campbell has been Executive Vice President and Chief Financial Officer of MasTec, Inc., a leading communications and energy infrastructure service provider in North America, since October 2004. Mr. Campbell has over 25 years of senior financial management experience. From January 2002 to October 2004, Mr. Campbell was Executive Vice President and Chief Financial Officer for TIMCO Aviation Services, Inc. From April 1998 to June 2000, Mr. Campbell was the President and Chief Executive Officer of BAX Global, Inc., and from March 1995 to March 1998, he was Executive Vice President-Finance and Chief Financial Officer for Advantica Restaurant Group, Inc. Mr. Campbell is a Certified Public Accountant.

RICHARD W. HANSELMAN	Director since 2004
Nashville, Tennessee	Age 80
     Mr. Hanselman has served as Lead Independent Director since May 2007 and served as Chairman of the Board of the Company from May 2005 to May 2007. Mr. Hanselman was a Director of ArvinMeritor, Inc., a global supplier of a broad range of systems, modules and components to the motor vehicle industry, from July 2000 until his retirement from its Board in January 2007. Mr. Hanselman was a Director of Arvin Industries, Inc. from 1983 until it merged with ArvinMeritor, Inc. Mr. Hanselman was the Non-Executive Chairman of the Board of Health Net, Inc., a managed care provider, from May 1999 until December 2003, and he continued to serve as a Director until May 2005. Mr. Hanselman also served as a director of predecessor corporations of Health Net, Inc. Formerly, Mr. Hanselman was Chairman, President and Chief Executive Officer of Genesco, Inc. from May 1980 until January 1986. In addition, Mr. Hanselman is an Honorary Trustee of the Committee for Economic Development.

C. JOHN LANGLEY, JR.	Director since 2004
Knoxville, Tennessee	Age 62
     Dr. Langley is The Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty of the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley serves as Director of Supply Chain Executive Programs at Georgia Tech and as Executive Director of the Supply Chain Executive Forum. From September 1973 until September 2001, Dr. Langley served as a Professor at the University of Tennessee, where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley also is a Director of UTi Worldwide Inc.

TRACY A. LEINBACH	Director since 2007
Miami, Florida	Age 48
     Ms. Leinbach served as Executive Vice President and Chief Financial Officer of Ryder System, Inc., a global leader in supply chain, warehousing and transportation management solutions, from March 2003 until her retirement in February 2006. Ms. Leinbach served as Executive Vice President of Ryder’s Fleet Management Solutions from March 2001 to March 2003, Senior Vice President, Sales and Marketing from September 2000 to March 2001, and she was Senior Vice President, Field Management from July 2000 to September 2000. Ms. Leinbach also served as Managing Director-Europe of Ryder Transportation Services

from January 1999 to July 2000 and previously she had served Ryder Transportation Services as Senior Vice President and Chief Financial Officer from 1998 to January 1999, Senior Vice President, Business Services from 1997 to 1998, and Senior Vice President, Purchasing and Asset Management for six months during 1996. From 1985 to 1996, Ms. Leinbach held various financial positions in Ryder subsidiaries.

G. MICHAEL LYNCH	Director since 2005
Bloomfield Hills, Michigan	Age 65
     Mr. Lynch served as Executive Vice President and Chief Financial Officer and a member of the Strategy Board for Federal-Mogul Corporation from July 2000 until March 2008. Federal-Mogul is a global manufacturer and marketer of automotive component parts. Prior to joining Federal-Mogul in July 2000, Mr. Lynch worked at Dow Chemical Company, where he was Vice president and Controller. Mr. Lynch also spent 29 years at Ford Motor Company, where his most recent position was Controller, automotive components division, which ultimately became Visteon. While at Ford, Mr. Lynch held a number of varied financial assignments, including Executive Vice President and Chief Financial Officer of Ford New Holland. Mr. Lynch also sits on the Board of Champion Enterprises, Inc.

RAY A. MUNDY	Director since 2000
St. Louis, Missouri	Age 63
     Dr. Mundy has served as director of the Center for Transportation Studies and Barriger Endowed Professor of Transportation and Logistics at the University of Missouri since January 2000. From January 1996 until December 1999, he was the Taylor Distinguished Professor of Logistics and Transportation at the University of Tennessee. Also, while at the University of Tennessee, Dr. Mundy managed its Transportation Management & Policies Studies program and was one of the Directors of its Supply Chain Forum. Additionally, Dr. Mundy serves as a consultant to both the public and private sectors and sits on advisory boards for Internet, transportation and logistics companies.

GARY L. PAXTON	Director since 2007
Tulsa, Oklahoma	Age 61
     Mr. Paxton has served as President and Chief Executive Officer of Dollar Thrifty Automotive Group since 2003. From 1997 until 2002, he was Executive Vice President and President of Dollar Rent A Car Systems, Inc., having joined that Company in 1968 at the first Dollar A Day Rent A Car franchise in Seattle, Washington. In 1972, he joined the franchisor parent as Vice President of Operations, guiding and supporting new franchisees establishing their operations. Mr. Paxton serves as Executive Director on the Board of Dollar Thrifty Automotive Group.

B. CLYDE PRESLAR	Director since 2004
Tampa, Florida	Age 53
     Mr. Preslar is a private investor. He served as Executive Vice President and Chief Financial Officer of Cott Corporation, the world’s leading supplier of retailer brand carbonated soft drinks, from August 2005 until December 2006. From April 1996 until August 2005, Mr. Preslar was Chief Financial Officer and Vice President of Lance, Inc., and was its Secretary from February 2002 until August 2005. Mr. Preslar was Director of Finance at Black & Decker Corporation from July 1989 until April 1996. Mr. Preslar is a Certified Public Accountant and a Certified Management Accountant. Mr. Preslar also is a Director of Alliance One International, Inc.

CORPORATE GOVERNANCE
Independent Directors
     The Company’s common stock is listed on The NASDAQ Stock Market LLC (“Nasdaq”). Nasdaq requires that a majority of the directors be “independent directors,” as defined in Nasdaq Marketplace Rule 4200. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that eight of the Company’s nine current directors have no other direct or indirect relationships with the Company and therefore are independent directors on the basis of Nasdaq’s standards and an analysis of all facts specific to each director. The independent directors are C. Robert Campbell, Richard W. Hanselman, C. John Langley, Jr., Tracy A. Leinbach, G. Michael Lynch, Ray A. Mundy, Gary L. Paxton and B. Clyde Preslar.
Corporate Governance Guidelines
     The Board of Directors has adopted Corporate Governance Guidelines that give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Company’s Corporate Governance Guidelines, as well as the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, are available on the Company’s website at www.forwardair.com and are available in print by contacting the Corporate Secretary by mail at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, or by telephone at (423) 636-7000.
Non-Employee Director Meetings
     Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-employee directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The Lead Independent Director presides at such executive sessions or, in his or her absence, a non-employee director designated by such Lead Independent Director.
     Interested parties who wish to communicate with the Chairman of the Board, Lead Independent Director, or the non-employee directors as a group should follow the procedures found below under “Corporate Governance — Shareholder Communications.”
Director Nominating Process
     The Corporate Governance and Nominating Committee evaluates a candidate for director who was recommended by a shareholder in the same manner as a candidate recommended by other means. Shareholders wishing to communicate with the Corporate Governance and Nominating Committee concerning potential director candidates may do so by corresponding with the Corporate Secretary at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, and including the name and biographical data of the individual being suggested.
     All recommendations should include the written consent of the nominee to be nominated for election to the Company’s Board of Directors. To be considered, the Company must receive recommendations at least 120 calendar days prior to the one year anniversary of the Company’s proxy statement date for the prior year’s Annual Meeting of Shareholders and include all required information to be considered. In the case of the 2009 Annual Meeting of Shareholders, this deadline is December 19, 2008. All recommendations will be brought to the attention of the Corporate Governance and Nominating Committee.
     The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes among other relevant factors in the context of the perceived needs of the Board at that time, the possession of such knowledge, experience, skills, expertise and diversity to enhance the Board’s ability to manage and direct the affairs and business of the Company.
     The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board and Lead Independent Director, if any, periodically examines the composition of the Board and determines whether the Board would better serve its purposes with the addition of one or more directors. If the Corporate Governance and Nominating Committee determines that adding a new director is advisable, the Committee initiates the search, working with other directors and management and, if appropriate or necessary, a third-party search firm that specializes in identifying director candidates.
     The Corporate Governance and Nominating Committee will consider all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates shall be presented to the Corporate Governance and Nominating Committee, and the Committee shall evaluate the candidates based on the needs of the Board at that time and issues of knowledge, experience, skills, expertise and diversity, as set forth in the Company’s Corporate Governance Guidelines. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Corporate Governance and Nominating Committee, another director, Company management, a search firm or another third party. The Corporate Governance and Nominating Committee will submit any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.
Shareholder Communications
     Shareholders who wish to communicate with the Board, a Board committee or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Corporate Secretary, Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745. All communications will be compiled by the Secretary of the Company and forwarded to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication will be forwarded to all members of the Board of Directors.
Annual Performance Evaluations
     The Company’s Corporate Governance Guidelines provide that the Board of Directors shall conduct an annual evaluation to determine, among other matters, whether the Board and the Committees are functioning effectively. The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Corporate Governance and Nominating Committee is responsible for overseeing this self-evaluation process.

Code of Ethics
     The Board of Directors has adopted a Code of Ethics that applies to all Company employees, officers and directors, which is available on the Company’s website at www.forwardair.com. The Code of Ethics complies with Nasdaq and Securities and Exchange Commission (the “SEC”) requirements, including procedures for the confidential, anonymous submission by employees or others of any complaints or concerns about the Company or its accounting practices, internal accounting controls or auditing matters. The Company will also mail the Code of Ethics to any shareholder who requests a copy. Requests may be made by contacting the Corporate Secretary as described above under “Corporate Governance — Corporate Governance Guidelines.”
Board Attendance
     The Company’s Corporate Governance Guidelines provide that all directors are expected to attend all meetings of the Board and committees on which they serve and are also expected to attend the Annual Meeting of Shareholders. During 2007, the Board of Directors held six meetings. All of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which they served during 2007. Eight of the nine incumbent directors attended the 2007 Annual Meeting of Shareholders. Mr. Paxton was not a director at the date of the 2007 Annual Meeting of Shareholders and therefore did not attend.
Board Committees
     The Board presently has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. With the exception of the Executive Committee, each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is “independent,” as defined in Nasdaq Marketplace Rule 4200, and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. Additional information regarding the functions of the Board’s committees, the number of meetings held by each committee during 2007 and their present membership is set forth below.
     The Board nominated each of the nominees for election as a director and each nominee currently is a director. Assuming election of all of the director nominees, the following is a list of persons who will constitute the Company’s Board of Directors following the meeting, including their current committee assignments.

Name	Committees

Bruce A. Campbell	Executive

C. Robert Campbell	Audit and Compensation (Chair)

Richard W. Hanselman	Executive

C. John Langley, Jr.	Executive, Corporate Governance and Nominating (Chair) and Compensation

Tracy A. Leinbach	Corporate Governance and Nominating

G. Michael Lynch	Audit (Chair)

Ray A. Mundy	Corporate Governance and Nominating and Compensation

Gary L. Paxton	Corporate Governance and Nominating

B. Clyde Preslar	Audit

     Executive Committee. The Executive Committee is authorized, to the extent permitted by law and the Bylaws of the Company, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act, subject to certain materiality restrictions established by the Board.
     Audit Committee. The Audit Committee engages the Company’s independent registered public accounting firm, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by such firm with respect to the Company’s internal control structure, and reviews the internal audit process and internal accounting procedures and controls with the Company’s financial and accounting staff. A more detailed description of the Audit Committee’s duties and responsibilities can be found in the Audit Committee Report on page 26 of this Proxy Statement and in the Audit Committee Charter. A current copy of the written charter of the Audit Committee is available on the Company’s website at www.forwardair.com.
     The Board of Directors has determined that each member of the Audit Committee, G. Michael Lynch (Chair), C. Robert Campbell and B. Clyde Preslar, meets the definition of an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC. The Audit Committee held six meetings during 2007.
     Compensation Committee. The Compensation Committee is responsible for determining the overall compensation levels of certain of the Company’s executive officers and administering the Company’s employee incentive plans and other employee benefit plans. Additionally, it reviews and approves the Compensation Discussion and Analysis for inclusion in the proxy statement (see page 15 of this Proxy Statement). A current copy of the written charter of the Compensation Committee is available on the Company’s website at www.forwardair.com. The Compensation Committee held six meetings during 2007.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other Board members or shareholders. In addition, the Committee makes recommendations to the Board for Board committee assignments, develops and annually reviews corporate governance guidelines for the Company, and otherwise oversees corporate governance matters. In addition, the Committee coordinates an annual performance review for the Board, Board committees, Chairman, Lead Independent Director, if any, and individual director nominees. The Committee periodically reviews and makes recommendations to the Board regarding director compensation for the Board’s approval. Also, the Committee oversees management succession planning.
     A description of the Committee’s policy regarding director candidates nominated by shareholders appears in “Corporate Governance — Director Nominating Process” above. A current copy of the written charter of the Corporate Governance and Nominating Committee is available on the Company’s website at www.forwardair.com. The Corporate Governance and Nominating Committee held four meetings during 2007.
DIRECTOR COMPENSATION
     The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. The Company does not pay employee directors for Board service in addition to their regular employee compensation.

     The Corporate Governance and Nominating Committee, which consists solely of independent non-employee directors, has the primary responsibility to review and consider any revisions to the non-employee director compensation program. In accordance with the Committee’s recommendations, the non-employee directors’ cash compensation program is as follows:
•	an annual cash retainer of $20,000 for the Non-Employee Lead Independent Director;

•	an annual cash retainer of $35,000 for all non-employee directors;

•	an annual cash retainer of $15,000 for the Audit Committee Chair;

•	an annual cash retainer of $7,500 for the Corporate Governance and Nominating Committee and Compensation Committee Chairs;

•	an annual cash retainer of $7,500 for all non-Chair Audit Committee members;

•	a $1,500 per in-person meeting fee; and

•	a $750 per teleconference meeting fee.
     No additional fee is paid for committee meetings held on the same day as Board meetings. All directors are reimbursed reasonable travel expenses for meetings attended in person. In addition, the Company reimburses directors for expenses associated with participation in continuing director education programs.
     In addition, effective May 22, 2007, the Company’s shareholders approved the Company’s Amended and Restated Non-Employee Director Stock Plan (the “Amended Plan”). Under the Amended Plan, on the first business day after each Annual Meeting of Shareholders, each non-employee director will automatically be granted an award (the “Annual Grant”), in such form and size as the Board determines from year to year. Unless otherwise determined by the Board, Annual Grants will become vested and nonforfeitable one year after the date of grant so long as the non-employee director’s service with the Company does not earlier terminate.

     The following table shows the compensation we paid in 2007 to our non-employee directors. The Company does not pay employee directors for Board service in addition to their regular employee compensation.

	Fees Paid	Stock
	in Cash	Awards	Dividends	Total
Name	($)	($) (1)	($) (2)	($)
Richard W. Hanselman	$66,621	$73,867	$1,129	$141,617
C. Robert Campbell	40,794	73,867	1,129	115,790
C. John Langley, Jr.	38,066	73,867	1,129	113,062
Tracy A. Leinbach	31,929	49,238	578	81,745
G. Michael Lynch	56,857	73,867	1,129	131,853
Ray A. Mundy	40,316	73,867	1,129	115,312
Gary L. Paxton	22,000	46,664	499	69,163
B. Clyde Preslar	51,055	73,867	1,129	126,051

(1)	Represents the proportionate amount of the total fair value of non-vested restricted shares and deferred stock unit awards recognized by the Company as an expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(2)	Represents dividend payments or dividend equivalents on non-vested restricted shares or deferred stock unit awards granted during 2007. These dividend payments are nonforfeitable.

     The following table indicates the aggregate number of outstanding options, deferred restricted stock units or non-vested restricted shares held by each incumbent director at the end of 2007 and those shares or units that have not yet vested.

	Number of Securities	Number of Shares or Units
	Underlying Unexercised	of Stock Held That Have
Name	Options (#) Exercisable	Not Vested (#)
Richard W. Hanselman	18,750	3,878
C. Robert Campbell	—	3,878
C. John Langley, Jr.	10,625	3,878
Tracy A. Leinbach (1)	—	2,753
G. Michael Lynch	—	3,878
Ray A. Mundy	52,500	3,878
Gary L. Paxton	—	2,378
B. Clyde Preslar	18,750	3,878

(1)	Tracy A. Leinbach was appointed to the Company’s Board of Directors in April 2007. In accordance with the 2006 Non-employee Director Stock Plan, Ms. Leinbach was granted 375 non-vested restricted shares. The number of non-vested shares granted was based on the non-vested shares granted to non-employee directors at the previous annual meeting in May 2006 and the remaining days of service until the 2007 annual meeting.
Certain Relationships and Related Person Transactions
     We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Other than as provided in the Audit Committee Charter, the Company does not have a written policy governing related person transactions. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Committee considers:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person; and

•	the importance of the transaction to the Company.

     Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
     Based on information provided by the directors, director nominees and executive officers, and the Company’s legal department, the Audit Committee determined that there are no related person transactions to be reported in this Proxy Statement.
     C. John Langley, Jr. serves as a director of UTi Worldwide, Inc. In its ordinary course of business, the Company provided transportation services to UTi Worldwide, Inc. during 2007 and may continue to do so in the future. Company revenue from services provided to UTi accounted for less than 0.2% of the Company’s gross revenue during the fiscal year ended December 31, 2007.
Compensation Committee Interlocks and Insider Participation
     During all of 2007 the Compensation Committee was fully comprised of independent non-employee directors. Since May 23, 2007, C. Robert Campbell (Chair), C. John Langley, Jr., and Ray A. Mundy have been members of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information with respect to the beneficial ownership of shares of our outstanding common stock held as of the Record Date by (i) each director and director nominee; (ii) our Chief Executive Officer, Chief Financial Officer, each of the next three most highly compensated executive officers and a former executive officer, as required under SEC rules (collectively, the “Named Executive Officers”); and (iii) all directors and executive officers as a group. The table also sets forth information as to any person, entity or group known to the Company to be the beneficial owner of 5% or more of the Company’s common stock as of December 31, 2007.
     Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days. Except as otherwise indicated, the shareholders listed in the table are deemed to have sole voting and investment power with respect to the common stock owned by them on the dates indicated above. Shareholders of non-vested restricted shares included in the table are entitled to voting and dividend rights.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number		Percent (%) (2) (3)
Directors, Nominees and Named Executive Officers
Bruce A. Campbell	501,588	(4)	1.7
C. Robert Campbell	—	(5)	*
Richard W. Hanselman	21,750	(6)	*
C. John Langley, Jr.	15,928	(7)	*
Tracy A. Leinbach	2,753	(8)	*
G. Michael Lynch	5,128	(9)	*
Ray A. Mundy	69,375	(10)	*
Gary L. Paxton	2,378	(11)	*
B. Clyde Preslar	23,753	(12)	*
Rodney L. Bell	265,646	(13)	*
Craig A. Drum	97,516	(14)	*
Matthew J. Jewell	219,229	(15)	*
Chris C. Ruble	153,839	(16)	*
All directors and executive officers as a group (14 persons)	1,391,920	(17)	4.8

Other Principal Shareholders
Fidelity Management & Research Company	4,160,608	(18)	14.5
Neuberger Berman, Inc.	2,289,990	(19)	8.0
Columbia Wanger Asset Management, L.P.	2,070,000	(20)	7.2
Kayne Anderson Rudnick Investment Management, LLC	1,595,044	(21)	5.5
Barclays Global Investors, NA	1,503,767	(22)	5.2

*	Less than one percent.

(1)	The business address of each listed director, nominee and Named Executive Officer is c/o Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.

(2)	The percentages shown for directors, nominees and executive officers are based on 28,758,538 shares of common stock outstanding on the Record Date.

(3)	The percentages shown for other principal shareholders are based on 28,747,270 shares of common stock outstanding on December 31, 2007.

(4)	Includes 5,027 non-vested restricted shares and 457,793 options that are fully exercisable.

(5)	Excludes 4,628 deferred stock units and 48.90 dividend equivalent rights.

(6)	Includes 1,500 non-vested restricted shares and 18,750 options that are fully exercisable. Excludes 2,378 deferred stock units and 15.48 dividend equivalent rights.

(7)	Includes 3,878 non-vested restricted shares and 10,625 options that are fully exercisable.

(8)	Includes 2,753 non-vested restricted shares.

(9)	Includes 3,878 non-vested restricted shares.

(10)	Includes 3,878 non-vested restricted shares and 63,750 options that are fully exercisable.

(11)	Includes 2,378 non-vested restricted shares.

(12)	Includes 3,878 non-vested restricted shares and 18,750 options that are fully exercisable.

(13)	Includes 4,666 non-vested restricted shares and 229,853 options that are fully exercisable; however, 28,125 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Bell and the Company.

(14)	Includes 3,333 non-vested restricted shares and 87,917 options that are fully exercisable; however, 18,750 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Drum and the Company.

(15)	Includes 3,667 non-vested restricted shares and 207,069 options that are fully exercisable; however, 28,125 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Jewell and the Company.

(16)	Includes 3,500 non-vested restricted shares and 144,167 options that are fully exercisable; however, 28,125 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Ruble and the Company.

(17)	Includes 44,835 non-vested restricted shares and 1,247,008 options that are fully exercisable; however, 103,125 of such options are subject to certain exercise restrictions pursuant to Option Restriction Agreements between the Named Executive Officers and the Company. Excludes 7,006 deferred stock units and 64.38 dividend equivalent rights.

(18)	Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, reported beneficial ownership of the shares as of December 31, 2007 in a Schedule 13G/A filed with the SEC. Fidelity, an investment adviser, reported having sole voting power over 141,700 shares and sole dispositive power over 4,160,608 shares.

(19)	Neuberger Berman Inc. (“Neuberger”), 605 Third Avenue, New York, New York 10158, reported beneficial ownership of the shares as of December 31, 2007 in a Schedule 13G filed with the SEC. Neuberger, an investment adviser, reported having sole voting power over 2,295 shares, shared voting power over 1,948,900 shares, shared dispositive power over 2,289,990 shares and no sole voting or dispositive power over the shares.

(20)	Columbia Wanger Asset Management, L.P. (“WAM”) and Columbia Acorn Trust (“CAT”), 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, reported beneficial ownership of the shares as of December 31, 2007 in a Schedule 13G/A filed with the SEC. WAM, an investment adviser, and CAT, a Massachusetts business trust advised by WAM, reported having sole voting power over 1,920,000 shares, sole dispositive power over 2,070,000 shares, shared voting power over 150,000 shares and no shared dispositive power over the shares.

(21)	Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”), 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, reported beneficial ownership of the shares as of December 31, 2007 in a Schedule 13G/A filed with the SEC. Kayne Anderson, an investment adviser, reported having sole voting and dispositive power over the shares and no shared voting or dispositive power over the shares.

(22)	Barclays Global Investors, NA. (“Barclays”), 45 Fremont Street, San Francisco, CA 94105, reported beneficial ownership of the shares as of December 31, 2007 in a Schedule 13G filed with the SEC. Barclays, an investment adviser, reported having sole voting and dispositive power over the shares and no shared voting or dispositive power over the shares.

EXECUTIVE COMPENSATION
Compensation Discussion And Analysis
Overview of Compensation Program
     The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board is comprised of three independent, non-employee directors. The Committee has the responsibility for establishing and monitoring adherence to the Company’s executive compensation philosophy and implementing compensation programs consistent with such philosophy. The Committee reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”) and the other Named Executive Officers (each of whom is identified in the Summary Compensation Table on page 21 of this Proxy Statement). The Committee then evaluates the performance of the Named Executive Officers in light of these established goals and objectives to determine the compensation of the Named Executive Officers, including base pay, annual incentive pay, long-term equity incentive pay and any other benefits and/or perquisites.
Compensation Philosophy and Objectives
     The Committee believes that the most effective executive compensation program is one that is designed to attract, develop, reward and retain quality management talent in order to facilitate the Company’s achievement of its annual, long-term and strategic goals. The Committee believes that such a philosophy will properly align our executives’ interests with our shareholders’ interests by creating a pay-for-performance culture at the executive level, with the ultimate objective of increasing shareholder value. It is the Committee’s philosophy that executive compensation should recognize the contributions of individual executives to the Company’s goals and objectives, and should be competitive with compensation provided by both the Company’s functional industry peers as well as financial peers. The Committee believes that while executive compensation should be directly linked to performance, it should also be an incentive for executives to continually improve performance.
     In order to meet its goals of attracting, developing, rewarding and retaining superior executive management, the Committee utilizes a compensation package that considers the compensation of similarly situated executives at peer organizations, the length of tenure of the executive, and value of the executive to the organization. Additionally, the Committee utilizes annual cash incentives tied to the Company’s performance measured against established goals. Finally, the Committee awards long-term compensation to its executives to recognize and reward past performance of the Company measured against established goals, to encourage retention of its executive management team, to encourage the Company’s executives to hold a long-term stake in the Company and to align the executives’ long-term compensation directly with the shareholder’s long-term value.
Employment Agreement with Bruce A. Campbell
     There is an Employment Agreement between Bruce A. Campbell and the Company, which was effective October 30, 2007, and is for a term ending on December 31, 2010. The term automatically extends for one additional year unless terminated by the Board of Directors or Mr. Campbell upon notice. Under the Employment Agreement, Mr. Campbell received an annual base salary of no less than $400,000 until January 31, 2008 and effective February 1, 2008, his base salary increased to $500,000. In addition, Mr. Campbell was granted 200,000 stock options under the Company’s 1999 Stock Option and Incentive Plan (the “1999 Plan”). These options vest equally over a three year period with the first third of the options vesting October 30, 2008, the next third vesting October 30, 2009 and the final third vesting October 30,

2010. These options have a five (5) year term. The Employment Agreement also provides that the Company reserves the right to grant and/or award other long term equity to Mr. Campbell under the 1999 Plan or such other plans that the Company may adopt. Also, Mr. Campbell is eligible under the Employment Agreement to receive an annual year-end cash bonus dependent upon the achievement of performance objectives by Mr. Campbell and the Company as established by the Compensation Committee. The Employment Agreement provides that Mr. Campbell will be entitled to the same fringe benefits as are generally available to the Company’s executive officers.
     Under the Employment Agreement, the Company may terminate Mr. Campbell at any time with or without “just cause,” as defined in the Employment Agreement. If the Company should terminate Mr. Campbell without just cause, he would be entitled to receive (i) his base salary for the longer of one year from the date of termination or the remainder of the then-pending term of the Employment Agreement but not to exceed two years; (ii) any unpaid bonus amounts previously earned; and (iii) continued insurance coverage for one year from the date of such termination. Mr. Campbell would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate him for just cause.
     Mr. Campbell also may terminate the Employment Agreement at any time; however, he would not be entitled to any unearned salary, bonus or other benefits if he does so absent circumstances resulting from a “change of control” or “material change in duties,” each as defined in the Employment Agreement. In the event of a change of control or material change in duties, Mr. Campbell would have two options. Mr. Campbell may resign and receive (i) his base salary for twelve months following the date of the change of control or material change in duties; (ii) a cash bonus equal to the prior year’s year-end cash bonus, plus any unpaid bonus amounts previously earned; (iii) any other payments due, including, among others, accrued and unpaid vacation pay; (iv) immediate acceleration of any stock options which are not then exercisable; and (v) continued insurance coverage for one year following the date of the change of control or material change in duties. Alternatively, Mr. Campbell could continue to serve as President and CEO of the Company for the duration of the term of the Employment Agreement or until he or the Company terminates it. The Employment Agreement also contains non-competition, non-solicitation and non-disclosure provisions following termination.
     The Company does not have employment agreements with any other of its Named Executive Officers.
Role of Executive Officers in Compensation Decisions
     The Committee makes all compensation decisions related to the CEO subject to and consistent with the terms of the employment agreement between the Company and the CEO. The CEO makes recommendations regarding base salary, annual incentive pay and long-term equity incentive awards for the other Named Executive Officers and provides the Committee with justification for such awards. Specifically, the CEO will review the performance of each of the other Named Executive Officers for the Committee and then make compensation recommendations. While the Committee gives great weight to the recommendations of the CEO, it has full discretion and authority to make the final decision on the salaries, annual incentive awards and long-term equity incentive awards as to all of the Named Executive Officers.
Setting Executive Compensation
     Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals. In furtherance of this goal, in 2005, the Committee engaged Ernst & Young LLP’s Human Capital Group (the “Human Capital

Group”), an outside global human resources consulting firm, to conduct a review of its total compensation program for the CEO, Chief Financial Officer and other key executives. The Human Capital Group provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers.
     In making compensation decisions, the Committee compares each element of total compensation against a group of publicly-traded functional industry peers and a group of financial peers (collectively, the “Peer Group”). The functional industry peers consist of a variety of publicly-traded transportation and logistics companies, which while having a median revenue size larger than the Company, most accurately resemble the Company in model and performance in the transportation sector. The financial peers consist of a variety of publicly-traded companies that have similar financial traits as the Company in such areas as, but not limited to, net sales, EBITDA and ROE. The financial peers are not direct competitors but they serve as good comparisons because of their financial size and performance. Since the completion of this study, the Committee has updated the Peer Group compensation data by reviewing publicly-available information relating to the Peer Group’s compensation practices.
     The Peer Group for the fiscal year ended December 31, 2007 consisted of the following companies:

•	EGL, Inc.	•	Hub Group, Inc.
•	Heartland Express, Inc.	•	Landstar System, Inc.
•	Knight Transportation, Inc.	•	Pacer International, Inc.
•	Old Dominion Freight Line, Inc.	•	ACE Cash Express, Inc.
•	UTi Worldwide, Inc.	•	Celadon Group, Inc.
•	Cedar Fair, LP	•	Ennis, Inc.
•	Commonwealth Telephone Enterprises, Inc.	•	ESCO Technologies, Inc.
•	Franklin Electric Co., Inc.	•	Hydril Company.
•	Expeditors International of Washington, Inc.
     The Committee establishes base salaries for the Named Executive Officers at approximately the 50th percentile of executive pay for executives holding similar positions in the Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, the value of the individual executive to the Company, as well as market and other factors.
     Annual incentive payments to the Named Executive Officers are tied to annual financial goals which include payments of up to 50% of the executive’s base pay for reaching a pre-established annual “target” performance goal and up to 100% of the executive’s base pay for reaching a pre-established annual “stretch” performance goal. The Committee has discretion as to the amount of the incentive awards to the Company’s executives for results that fall below the “target” performance goal, between the “target” and “stretch” goals or which exceed the “stretch” goal.
2007 Executive Compensation Components
     For the fiscal year ended December 31, 2007, the principal components of compensation for Named Executive Officers were:
•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits (available to all employees); and

•	perquisites and other personal benefits.

Base Salary
     The Company provides its Named Executive Officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for the Named Executive Officers are determined for each executive based on his position and responsibility and by reference to the Peer Group data. The Committee uses the median, or 50th percentile, Peer Group base salary for similarly situated executives as one of the factors in considering an executive’s base salary. Additionally, the Committee conducts an internal review of each executive’s compensation, both individually and compared to other Named Executive Officers, including factors such as level of experience and qualifications of the individual, scope of responsibilities and future potential, goals and objectives established for the executive as well as the executive’s past performance. Review and adjustments to the base salaries for the Named Executive Officers and other executives at the Company are made on an annual basis as part of the Company’s overall performance review process (or upon a promotion or change in the executive’s duties). The base salaries for the Named Executive Officers for the fiscal year ended December 31, 2007 are set forth in the “Salary” column of the Summary Compensation Table on page 21 of this Proxy Statement.
Performance-Based Incentive Compensation
     Annual Cash Incentive. The Committee adopts an incentive performance plan every year upon which the executives’ performance and incentive pay will be based. In reviewing these plans, the Committee tries to ensure that the plan will promote high performance and achievement, encourage growth in shareholder value, and promote and encourage retention of the Company’s executive talent. The plan adopted by the Committee for the fiscal year ended December 31, 2007 set “target” and “stretch” operating income goals for the annual cash incentive award. The Committee set the annual cash incentive amount at 50% of the executive’s base pay for reaching the “target” performance goal and up to 100% of the executive’s base pay for reaching the “stretch” performance goal. The Committee had discretion as to the amount, if any, of any annual incentive awards to the Company’s executives for results that fell below the “target” performance goal, between the “target” and “stretch” goals or which exceeded the “stretch” goal. In order to meet the “target” performance goal, the Company had to generate $79,300,000 in operating income for the fiscal year ended December 31, 2007. In order to achieve the “stretch” goal, the Company had to generate $84,587,000 in operating income for the fiscal year ended December 31, 2007. The Committee met in February of this year to determine whether the Company’s prior-year performance merited payment to the executives under the annual incentive plan and, if so, to determine the amount of such incentive award. The Company’s 2007 fiscal year performance did not meet the “target” performance goal required to merit payment of 50% of the executive’s base pay as an incentive. However, in light of the Company’s successful launch of its “Completing the Model” initiative in January of 2007, its successful acquisition and integration of the assets of two transportation providers in July and December of 2007, and its financial performance for the fourth quarter of the fiscal year ended December 31, 2007, the Committee exercised its discretion to award annual incentives to the Named Executive Officers of the Company for the fiscal year ended December 31, 2007. These incentive awards ranged from 27% to 30% of the Named Executive Officers’ 2007 base salaries. The specific, individual incentive award amounts are set forth in the “Bonus” column of the Summary Compensation Table on page 21 of this Proxy Statement.
Long-Term Equity Incentive Awards
     The Named Executive Officers receive incentive awards under the Company’s 1999 Plan. The Committee is charged with administration of the 1999 Plan and has the sole authority to make awards under the 1999 Plan. The Committee has the discretion to award stock options, non-vested restricted shares of common stock, stock appreciation rights and other forms of long-term equity incentives under the 1999 Plan. Annual long-term equity incentive awards to executives are made at the Committee’s regularly scheduled meeting in February. Additionally, newly hired or promoted executives may receive their stock option or non-vested restricted share awards on or soon after their date of hire or promotion.
     In making individual awards under the 1999 Plan, the Committee considers a number of factors including the Company’s past financial performance, individual performance of each executive, the retention goal of such a long-term equity incentive award, the grant date value of any proposed award, the other compensation components for the executive, equity plan compensation dilution, the executive’s stock ownership and option holdings and long-term equity incentive awards to executives holding similar positions within the Peer Group.
     During 2007, the Committee awarded stock options to the Named Executive Officers. The awards have a vesting period of three years and vest equally over that three-year period. The options have a seven-year term, and therefore will expire if not exercised within seven years of the grant date. Other than the vesting schedule established by these stock option awards, such shares will vest upon the death or disability of the recipient, as well as a “Change in Control,” as such term is defined in the 1999 Plan.
     Awards made to the Named Executive Officers under the 1999 Plan for the fiscal year ended December 31, 2007 are set forth in the Plan-Based Awards for Fiscal 2007 Table on page 23 of this Proxy Statement.
Stock Ownership Guidelines
     Although the Company encourages ownership of Company common stock by the Named Executive Officers, no written required ownership guidelines have been established.
Retirement and Other Benefits
     All full-time Company employees are entitled to participate in the Company’s 401(k) retirement plan. Under the Company’s 401(k) retirement plan, the Company will match 25% of an employee’s contribution up to 6% of the employee’s salary, subject to the rules and regulations on maximum contributions by individuals under such a plan. Matching contributions to the Named Executive Officers for the fiscal year ended December 31, 2007 are reflected in the “401(k) Match” column of the All Other Compensation Table on page 22 of this Proxy Statement.
     Additionally, all full-time employees of the Company are eligible to participate in the Company’s 2005 Employee Stock Purchase Plan (the “2005 ESPP”) upon enrolling in the 2005 ESPP during one of the established enrollment periods. Under the terms of the 2005 ESPP, eligible employees of the Company can purchase Company common stock through payroll deduction and lump sum contributions at a discounted price. The purchase price for such shares of common stock for each Option Period, as described in the 2005 ESPP, will be the lower of: (a) 90% of the closing market price on the first trading day of an Option Period (there are two Option Periods each year—January 1 to June 30 and July 1 to December 31) or; (b) 90% of the closing market price on the last trading day of the Option Period. Under the 2005 ESPP, no Company employee shall purchase more than 2,000 shares of Company common stock per Option Period or shares of common stock having a market value of more that $25,000 per calendar year, as calculated under the 2005 ESPP.
     Other than as described above, the Company does not have or provide any supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits. Moreover, the Company does not have or provide any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control
     Under the 1999 Plan, any non-vested restricted shares, options or other forms of equity-based compensation will vest upon a “Change in Control,” as such term is defined in the 1999 Plan. The market value of all non-vested restricted shares held by the Named Executive Officers as of December 31, 2007, which would vest upon a Change in Control are set forth in the “Market Value of Shares of Stock That Have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End Table on page 24 of this Proxy Statement.
Perquisites and Other Personal Benefits
     The Company provides its Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers. The Named Executive Officers are provided a monthly car allowance and reimbursement of certain commuting expenses. The amounts of such benefits received by each Named Executive Officer for the fiscal year ended December 31, 2007 are set forth in the “Car Allowance and Commuting Expenses” column of the All Other Compensation Table on page 22 of this Proxy Statement.
     Additionally, the Named Executive Officers are eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all of the Company’s full-time employees.
Tax and Accounting Implications
     Deductibility of Executive Compensation. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In this regard, for fiscal 2007, any amount of base salary in excess of $1,000,000 for any Named Executive Officer would not be deductible for federal income tax purposes.
Compensation Committee Report on Executive Compensation
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included on page 15 of this Proxy Statement.
Submitted by:
C. Robert Campbell, Chairman
C. John Langley, Jr.
Ray A. Mundy
The Compensation Committee of the Board of Directors

Summary Compensation Table
     The following table shows the compensation earned in 2007 and 2006 by the Named Executive Officers, as of December 31, 2007 and 2006.

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards	Award (s)	Compensation	Total
Positions	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Bruce A. Campbell	2007	$417,753	$125,000	$181,714	$457,401	$17,767	$1,199,635
Chairman, Chief	2006	393,132	200,000	166,571	—	18,793	778,496
Executive Officer and President

Rodney L. Bell	2007	257,753	69,268	146,483	170,839	17,882	662,225
Chief Financial	2006	223,246	120,000	125,615	—	18,883	487,744
Officer, Senior Vice President and Treasurer

Matthew J. Jewell	2007	257,753	69,268	132,550	170,839	16,120	646,530
Executive Vice	2006	231,465	120,000	121,504	—	21,110	494,079
President, Chief Legal Officer and Secretary

Chris C. Ruble	2007	252,759	70,813	126,525	170,839	13,845	634,781
Executive Vice	2006	218,191	112,500	115,981	—	19,732	466,404
President, Operations

Craig A. Drum	2007	223,315	60,255	120,500	170,839	13,727	588,636
Senior Vice	2006	204,917	105,000	110,458	—	20,000	440,375
President, Sales

(1)	Represents cash incentives allowed for under the 2007 and 2006 Annual Cash Incentive Plans. The 2007 cash incentives represent discretionary awards approved by the Company’s Board of Directors as allowed for under the 2007 Annual Cash Incentive Plan. The 2006 cash incentive was equal to 50% of each named Executive Officer’s base salary as the Company met its 2006 “target” goal for operating income.

(2)	Represents the proportionate amount of the total fair value of awards of non-vested restricted shares of common stock recognized by the Company as an expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, disregarding adjustments for forfeiture assumptions. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

(3)	Represents the proportionate amount of the total fair value of awards of stock options recognized by the Company as expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, disregarding adjustments for forfeiture assumptions. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2007 Table on page 23 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

(4)	See the All Other Compensation Table on page 22 of this Proxy Statement for additional information.

All Other Compensation Table
     The following table shows the components of “all other compensation” earned in 2007 and 2006 by the Named Executive Officers for the years ended December 31, 2007 and 2006.

				Car
				Allowance			Long-
				and			Term
		Total	Payroll	Commuting		401 (k)	Disability
Name and		All Other	Taxes	Expenses	Dividends	Match	Insurance
Principal Position	Year	($)	($) (1)	($) (2)	(3)	($) (4)	($) (5)
Bruce A. Campbell	2007	$17,767	$—	$10,880	$2,815	$3,132	$940
Chairman, Chief Executive	2006	18,793	—	11,194	4,222	2,743	634
Officer and President

Rodney L. Bell	2007	17,882	—	11,365	2,240	3,337	940
Chief Financial Officer	2006	18,883	2,616	10,510	3,080	2,043	634
Senior Vice President and Treasurer

Matthew J. Jewell	2007	16,120	—	9,397	2,053	3,730	940
Executive Vice President,	2006	21,110	3,876	9,739	3,080	3,781	634
Chief Legal Officer and Secretary

Chris C. Ruble	2007	13,845	—	9,000	1,960	1,945	940
Executive Vice President,	2006	19,732	5,089	9,000	2,940	2,069	634
Operations

Craig A. Drum	2007	13,727	—	9,000	1,866	1,921	940
Senior Vice President,	2006	20,000	5,302	9,000	2,800	2,264	634
Sales

(1)	This column reports payment by the Company on behalf of the Named Executive Officers for payroll taxes incurred in conjunction with the exercise of nonqualified stock options. Prior to January 1, 2006, it was the Company policy to reimburse all employees for payroll taxes incurred in conjunction with the exercise of nonqualified stock options.

(2)	The Company provides a $9,000 annual car allowance plus reimbursement of certain commuting expenses to officers.

(3)	Represents dividend payments on non-vested restricted shares granted during 2006. These dividend payments are nonforfeitable.

(4)	The amount shown represents the Company’s contributions to the 401(k) Plan.

(5)	Represents premiums paid by the Company for long-term disability insurance for officers of the Company.

Plan-Based Awards for Fiscal 2007
The following table shows the plan-based awards granted to the Named Executive Officers in 2007.

		All Other		Closing
		Option Awards;		Market
		Numbers of		Price of
		Securities	Exercise or	Underlying	Grant Date
		Underlying	Base Price of	Security on	Fair Value of
Name and		Options	Option Awards	Date of	Stock and
Principal Position	Grant Date	(1), (2)	(3)	Grant	Option Awards
Bruce A. Campbell	2/11/2007	100,000	$31.65	$31.65	$1,118,243
Chairman, Chief Executive	10/30/2007	200,000	30.35	31.64	2,082,883
Officer and President

Rodney L. Bell	2/11/2007	50,000	31.65	31.65	559,109
Chief Financial Officer,
Senior Vice President and Treasurer

Matthew J. Jewell	2/11/2007	50,000	31.65	31.65	559,109
Executive Vice President, Chief Legal Officer, Secretary

Chris C. Ruble	2/11/2007	50,000	31.65	31.65	559,109
Executive Vice President, Operations

Craig A. Drum	2/11/2007	50,000	31.65	31.65	559,109
Senior Vice President, Sales

(1)	Represents stock options granted under the 1999 Plan.

(2)	Each grant vests equally over a three-year period commencing on the one year anniversary of the grant date.

(3)	In accordance with the provisions of the 1999 Plan the exercise price of stock option grants is set using the closing market price of the previous business day.

Outstanding Equity Awards at Fiscal Year-End
The following table shows information about outstanding equity awards at December 31, 2007.

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise Price	Expiration	Have Not	Have Not
Name & Principal Position	Exercisable (1)	Unexercisable (2)	($)	Date	Vested (3)	Vested ($) (4)
Bruce A. Campbell	57,005		$4.17	1/1/09
Chairman, Chief Executive	172,453		13.25	2/7/13
Officer and President	45,001		20.21	10/27/13
	150,000		28.97	2/14/15
		100,000	31.65	2/11/14
		200,000	30.35	10/30/12
					10,053	$313,352

Rodney L. Bell	70,686		23.17	2/3/11
Chief Financial Officer	30,000		18.82	2/4/14
Senior Vice President and	112,500		28.97	2/14/15
Treasurer		50,000	31.65	2/11/14
					6,666	207,779
					1,333	41,550

Matthew J. Jewell	37,500		21.88	7/1/12
Executive Vice President,	10,402		13.25	2/7/13
Chief Legal Officer and	30,000		18.82	2/4/14
Secretary	112,500		28.97	2/4/15
		50,000	31.65	2/11/14
					7,333	228,570

Chris C. Ruble	15,000		18.82	2/4/14
Executive Vice President,	112,500		28.97	2/14/15
Operations		50,000	31.65	2/11/14
					7,000	218,190

Craig A. Drum	15,000		18.82	2/4/14
Senior Vice President,	56,250		28.97	2/14/15
Sales		50,000	31.65	2/11/14
					6,666	207,779

(1)	All outstanding stock options granted prior to December 31, 2005 were fully exercisable as the result of the Company’s Board of Directors accelerating the vesting of all outstanding stock options awarded to employees, officers and non-employee directors under the Company’s stock option award plans. However, portions of these options are subject to certain exercise restrictions pursuant to Option Restriction Agreements between the Company and the Named Executive Officers. The Option Restriction Agreements primarily prevent the Named Executive Officers during their employment with the Company from exercising the underlying options until the original exercisable date prior to the vesting acceleration by the Board of Directors. These restrictions lapse upon termination of the officers’ employment. The following table sets forth the scheduled lapsing of the option exercise restrictions.

	Mr. Campbell	Mr. Bell	Mr. Jewell	Mr. Ruble	Mr. Drum
Date	Amounts	Amounts	Amounts	Amounts	Amounts
Restriction	Lapsing	Lapsing	Lapsing	Lapsing	Lapsing
Lapses	(#)	(#)	(#)	(#)	(#)
2/4/2008	-	7,500	7,500	7,500	7,500
2/14/2008	50,000	28,125	28,125	28,125	18,750
2/14/2009	-	28,125	28,125	28,125	18,750

(2)	Each stock option granted in 2007 vests equally over a three-year period commencing on the one year anniversary of the grant date.

(3)	Each grant of non-vested restricted shares vests equally over a three-year period commencing on the one year anniversary of the grant date.

(4)	The market value is based on the closing price of the Company’s common stock on Nasdaq on December 31, 2007, which was $31.17.

Option Exercises and Stock Vested
     The following table shows information about shares acquired on vesting during 2007.

	Stock Awards
		Valued
	Number of	Realized Upon
	Shares Acquired	Exercise
Name	on Vesting (#)	($) (1)
Bruce A. Campbell	5,027	$156,541
Rodney L. Bell	3,334	103,821
	667	22,938
Matthew J. Jewell	3,667	114,190
Chris C. Ruble	3,500	108,990
Craig A. Drum	3,334	103,821

(1)	The value realized upon vesting is based on the current market price on the date of vesting.
Audit Committee Report
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2007 Annual Report with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee’s function is more fully described in its charter, which is available on the Company’s website at www. forwardair.com and also available in print by contacting the Company Secretary at Forward Air Corporation P.O. Box 1058 Greeneville, TN 37744.
     The Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence under Nasdaq’s listing standards for audit committee members and has determined that each member of the Committee meets that standard.
     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit and reporting on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.
     The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with representatives of Ernst & Young LLP the Company’s internal control assessment process and the firm’s audit of the Company’s system of internal controls over financial reporting.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, Ernst & Young LLP has provided, and the Audit Committee has received, written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the PCAOB in Rule 3200T.
     In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing with the SEC. In its oversight role the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accountants, who are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.
     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.
     In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from management and the Company and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.
G. Michael Lynch, Chairman
B. Clyde Preslar
C. Robert Campbell
Independent Registered Public Accounting Firm
     The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2008, subject to ratification of the appointment by the shareholders of the Company. The fees billed by Ernst & Young LLP for services rendered to the Company and its subsidiaries in 2007 and 2006 were as follows:

	2007	2006
Audit Fees (1)	$888,943	$668,216
Audit-Related Fees (2)	—	59,502
Tax Fees (2)	195,467	167,119
All Other Fees (2)	—	2,500

(1)	Includes fees and expenses related to the audit and interim reviews of the Company’s financial statements and the audit of the effectiveness of the Company’s internal controls over financial reporting for the fiscal year notwithstanding when the fees and expenses were billed or when the services were rendered. In 2006, also includes fees related to the audit of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year notwithstanding when the fees and expenses were billed.

Pre-Approval Policies and Procedures
     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. During 2007 and as of the date of this Proxy Statement, the Audit Committee pre-approved all of these services.
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2008. As in the past, the Board has determined that it would be desirable to request ratification of the appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment of the independent registered public accounting firm.
     A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to questions.
Shareholder Vote Requirement
     This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of Ernst & Young LLP.
     The Board of Directors recommends that shareholders vote FOR ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.
PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
     In May 1999, the Company’s shareholders approved the 1999 Stock Option and Incentive Plan (the “1999 Plan”). The 1999 Plan allowed the Company to grant options and other stock-based incentive awards to attract, retain, and reward officers, employees and other service providers who provide key services to the Company. Recognizing the 1999 Plan as a valuable source of employee incentives, the Company’s shareholders approved an increase to the plan’s share pool in May 2004.
     As of March 1, 2008, an aggregate of 9,516 shares remained available for issuance under the 1999 Plan. Moreover, the 1999 Plan will expire by its terms on February 5, 2009, before the 2009 Annual Meeting. At this year’s Annual Meeting, therefore, shareholders are being asked to approve an amendment and restatement of the 1999 Plan, named the Amended and Restated Stock Option and Incentive Plan (the “Restated Plan”), as a continuation and extension of the 1999 Plan, in order to maintain the plan as a continuing source of employee incentives. The Restated Plan has been adopted by the Board to become effective on the date of the 2008 Annual Meeting if its adoption is approved by the Company’s shareholders at that meeting.

     The Restated Plan provides that up to an aggregate of 7,500,000 shares may be issued under the plan measured from the inception of the plan in May 1999. This means that the Restated Plan, if approved, would have a share pool of 3,000,000 new shares plus the number of shares remaining under the 1999 Plan (an aggregate of only 9,516 shares remained for issuance under the 1999 Plan as of March 1, 2008). If approved by shareholders, the Restated Plan would be scheduled to expire on March 1, 2018. The Restated Plan materially differs from the 1999 Plan in that the Restated Plan:
1.	defines “fair market value” for all purposes under the plan, including setting the exercise price of options, as the closing price per share of common stock on the relevant date;

2.	allows for the grant of performance awards;

3.	contains provisions intended to ensure that qualified performance-based compensation is deductible by the Company under Code section 162(m);

4.	clarifies the plan administrator’s authority to amend and interpret the plan;

5.	prohibits below-market grants of options and stock appreciation rights and limits the term of all options and stock appreciation rights to a maximum of 10 years;

6.	allows for the settlement of stock appreciation rights in cash, shares, or a combination of both;

7.	provides the plan administrator greater discretion in setting the terms and conditions of awards;

8.	clarifies that in order for award vesting to accelerate in connection with a change in control of the Company, the change in control transaction must be consummated; vesting does not occur upon the earlier approval of the transaction by the Company’s shareholders;

9.	clarifies that the right to exercise awards or receive shares of Common Stock pursuant to an award will be suspended at any time that the plan administrator determines that the delivery of shares may be unlawful or violate the rules of the national exchange on which the shares are listed for trade; and

10.	contains provisions limiting the transferability of awards, as required by law.
     The following description of the principal features of the Restated Plan is qualified in its entirety by reference to the applicable plan provisions. The full text of the Restated Plan is attached to this Proxy Statement as Appendix A. Please write to the Secretary at the address on the cover of this Proxy Statement to request a copy of the 1999 Plan.
     If the Company’s shareholders do not approve the Restated Plan, the 1999 Plan will terminate when all currently available shares have been granted in the form of options or other awards or, if earlier, on February 5, 2009. In this event, the Company will lose a significant incentive mechanism to directly link the interests of its management employees to the performance of the Company. For this reason, it is imperative that the shareholders vote in favor of this proposal.
Summary of Material Provisions of the Restated Plan
     Under the Restated Plan, officers, employees and other service providers who provide key services to the Company may be eligible to receive awards of stock options, stock appreciation rights, restricted stock, and performance awards. Options granted under the Restated Plan may be “incentive stock options” (“ISOs”), within the meaning of Section 422 of the Code, or nonqualified stock options (“NQSOs”). Stock Appreciation Rights (“SARs”) may be granted simultaneously with the grant of an option or (in the case of NQSOs) at any time during its term. Restricted stock or performance awards may be granted in addition to or in lieu of any other award granted under the Restated Plan.

     The Restated Plan provides that up to 7,500,000 shares of common stock may be issued in connection with awards granted under the plan since the plan’s inception in May 1999. This amount reflects an increase of 3,000,000 shares to the share pool above the number of shares previously approved by the Company’s shareholders for issuance under the plan. The Restated Plan limits the number of shares with respect to which awards (including options, SARs, restricted stock, and performance awards) may be granted to any individual to no more than 300,000 shares in any fiscal year. Unless the Restated Plan is terminated earlier by the Company’s Board of Directors, awards may be granted before the plan’s scheduled termination on March 1, 2018. As of the date of this Proxy Statement, no awards have been made regarding the additional 3,000,000 shares authorized under the Restated Plan. The closing price of the Common Stock of the Company on March 19, 2008, was $33.48, as reported on the Nasdaq Stock Market.
     The Restated Plan is administered by the Compensation Committee, which is comprised solely of independent non-employee directors. Subject to the provisions of the Restated Plan, the Compensation Committee determines the type of award, when and to whom awards are granted, and the number of shares covered by each award. The Compensation Committee has sole discretionary authority to interpret the Restated Plan and to adopt rules and regulations related thereto. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the contribution to the management, growth and profitability of the business of the Company by the respective persons and such other factors as the Compensation Committee deems relevant. As of March 19, 2008, the Company has approximately 30 officers and 40 employees eligible to participate in the plan.
     The Compensation Committee determines, in its sole discretion, the purchase price of the shares of common stock covered by an option and the kind of consideration payable with respect to any awards; provided, however, that the price must not be less than the Fair Market Value (as defined in the Restated Plan) on the date of grant, and provided further that the option price must be 110% of the Fair Market Value in the case of ISOs granted to “Ten Percent Stockholders” (as defined in the Restated Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of shares of common stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method in accordance with the terms of the option agreements. The Restated Plan contains special rules governing the time of exercise in the case of death, disability, or other termination of employment and also provides for acceleration of the exercisability of options in the event of a Change-in-Control (as defined in the Restated Plan).
     Awards granted under the Restated Plan become immediately exercisable or otherwise nonforfeitable in full in the event of a Change-in-Control of the Company, notwithstanding specific terms of the awards providing otherwise. Furthermore, with respect to stock options granted under the Restated Plan, following a Change-in-Control, the Compensation Committee may, in its discretion, permit the cancellation of such options in exchange for a cash payment in an amount per share equal, generally, to the difference between the highest Fair Market Value per share of common stock during the 60-day period preceding the Change-in-Control and the exercise price. A Change-in-Control is defined in the Restated Plan to include, among other things, (i) the acquisition of securities representing a majority of the combined voting power of all classes of capital stock by any person (other than the Company and other related entities); (ii) the merger or consolidation of the Company into or with another entity (with certain exceptions); (iii) the sale or other disposition of all or substantially all of the Company’s assets; (iv) the liquidation or dissolution of the Company; or (v) a change in the composition of the Board of Directors in any two-year period such that individuals who were Board members at the beginning of such period cease to constitute a majority thereof (with certain exceptions).

     The Restated Plan also permits the Compensation Committee to grant SARs with respect to all or any portion of the shares of common stock covered by options. Each SAR will confer a right to receive cash, stock, or a combination of both, in an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of common stock on the date of exercise over (ii) the grant price of the SAR. The grant price of any SAR granted in tandem with an option will be equal to the exercise price of the underlying option, and the grant price of any other SAR will be such price as the Compensation Committee determines but not less than the Fair Market Value of the common stock on the grant date of the SAR. The Compensation Committee may, in its sole discretion, condition the exercise of any SAR upon the attainment of specified Performance Goals (as defined below).
     The Restated Plan also provides for the grant of restricted stock awards, which are awards of common stock that may not be transferred or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “Restricted Period”). The Compensation Committee may also impose such other conditions and restrictions on the shares as it deems appropriate, including the satisfaction of one or more of the following performance criteria (the “Performance Goals”):
     (i) pre-tax income, after-tax income, or operating income;
     (ii) operating cash flow;
     (iii) profit;
     (iv) return on equity, assets, capital or investment;
     (v) earnings or book value per share;
     (vi) sales or revenue;
     (vii) operating expenses or operating margin;
     (viii) common stock price appreciation; and
     (ix) implementation or completion of critical projects or processes.
     The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Performance Goals will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee; provided, that the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company. The Compensation Committee may provide that such restrictions will lapse with respect to specified percentages of the awarded shares on successive future dates.

     During the Restricted Period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him or her. If, during the Restricted Period, the grantee’s continuous employment with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited, unless otherwise determined by the Compensation Committee. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including cancellation of restrictions in connection with certain types of termination of employment.
     Performance awards intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (each, a “Performance Award”) may also be granted under the Restated Plan. A Performance Award is a stock award the granting of which, or the lapsing of restrictions with respect to which, is subject to achievement of one or more Performance Goals and objective performance targets to be attained relative to those Performance Goals. Performance targets may include minimum, maximum, and target levels of performance, with the size of or lapse of restrictions relating to the Performance Award based on the level attained. Stock awards that are granted upon satisfaction of Performance Goals may be subject to further restrictions for a Restricted Period or may be free of restrictions, as determined by the Compensation Committee.
     The Company’s Board of Directors or the Compensation Committee may at any time and from time to time suspend, amend, modify or terminate the Restated Plan; provided, however, that no amendment that requires shareholder approval in order for the Restated Plan to continue to comply with applicable law or the rules of the principal securities exchange on which shares of the common stock of the Company are listed will be effective unless and until such amendment has received the requisite approval by the Company’s shareholders.
Certain U.S. Federal Income Tax Consequences
     The following is a brief summary of certain U.S. federal income tax aspects of options awarded under the Restated Plan based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon his or her particular circumstances and other facts. The plan participants must consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of options granted under the Restated Plan.
     Incentive Stock Options. Neither the grant nor the exercise of an ISO will result in taxable income to the employee. The tax treatment on sales of shares of common stock acquired upon exercise of an ISO depends on whether the holding period requirement is satisfied. The holding period is met if the disposition of the shares by the employee occurs (i) at least two years after the date of grant of the option; (ii) at least one year after the date the shares were transferred to the employee; and (iii) while the employee remains employed by the Company or not more than three months after his or her termination of employment (or not more than one year in the case of a disabled employee). If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the ISO over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the ISO before the holding period requirement is met (a “disqualifying disposition”), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain for the employee. Any capital gain recognized by the employee will be a long-term capital gain if the employee’s holding period for the shares of common stock at the time of disposition is more than one year.

     Although the exercise of an ISO will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee’s “alternative minimum taxable income” under the Code.
     Nonqualified Stock Options. There will be no federal income tax consequences to the Company or to the grantee upon the grant of a NQSO under the Restated Plan. However, upon the exercise of a NQSO under the Restated Plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee recognizes ordinary income. If the shares of common stock so acquired are later sold or exchanged, the difference between the amount realized from such sale or exchange and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the shares of common stock have been held for more than one year after such date.
Restated Plan Benefits
     The aggregate numbers of shares of common stock subject to awards granted to certain persons and groups under the 1999 Plan since its initial adoption are as follows: (1) Bruce A. Campbell, Chairman, Chief Executive Officer and President, 690,081 shares; (2) Rodney L. Bell, Chief Financial Officer, Senior Vice President and Treasurer, 384,502 shares; (3) Matthew J. Jewell, Executive Vice President, Chief Legal Officer and Secretary, 331,000 shares; (4) Chris C. Ruble, Executive Vice President, Operations, 300,500 shares; (5) Craig A. Drum, Senior Vice President, Sales, 217,500 shares; (6) all current executive officers as a group, an aggregate of 1,976,083 shares; (7) all current directors who are not executive officers as a group, an aggregate of 0 shares; and (8) all employees, including current officers who are not executive officers, as a group, an aggregate of 3,088,916 shares.
     The Company cannot determine the number of options or other awards to be received in the future by the Named Executive Officers, all current executive officers as a group or all employees (including current officers who are not executive officers) as a group, as a result of the proposed increase in the number of shares available under the Restated Plan. Non-employee directors are not eligible for awards under the Restated Plan.
     The Restated Plan will be approved and adopted by the shareholders if the votes cast in favor of the Restated Plan exceed the votes cast against it. Unless contrary instructions are received, shares of the common stock represented by duly executed proxies will be voted in favor of the approval of the Restated Plan.
     The Board recommends that the shareholders vote FOR approval of the Amended and Restated Stock Option and Incentive Plan.
Other Matters
     The Board of Directors knows of no other matters that may come before the meeting; however, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, Nasdaq and the Company. Based solely on a review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our directors and executive officers that no other reports were required, during and for the fiscal year ended December 31, 2007, we complied with all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10% shareholders.
Deadline for Submission to Shareholders of Proposals to be Presented at the 2009 Annual Meeting of Shareholders
     Any proposal intended to be presented for action at the 2009 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company at its principal executive offices not later than December 19, 2008 in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its 2009 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.
     For other shareholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2009 Annual Meeting of Shareholders), a shareholder’s notice must be received by the Secretary of the Company not later than March 5, 2009 and the proposal and the shareholder must comply with Rule 14a-4 under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to March 5, 2009, proxies solicited by the Board of Directors in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the Annual Meeting.
Householding of Annual Meeting Materials
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of 2008 Annual Meeting of Shareholders, Proxy Statement and 2007 Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, or call (423) 636-7000. If you want to receive separate copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above address and phone number.
Miscellaneous
     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend the Annual Meeting in person are urged, regardless of the number of shares of common stock owned, to please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.
     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 is included within the Annual Report provided with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available upon written request. Requests should be made in writing to Matthew J. Jewell, Secretary of the Company, at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.
By Order of the Board of Directors,

Matthew J. Jewell
Executive Vice President, Chief Legal
Officer and Secretary
Greeneville, Tennessee
April 2, 2008

APPENDIX A
FORWARD AIR CORPORATION

AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.
     Forward Air Corporation (the “Company”) hereby establishes the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company to attract, retain and reward employees of, and other person providing key services to, the Company and its Subsidiaries, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company. This Plan is a continuation, and amendment and restatement, of the Company’s Restated 1999 Stock Option and Incentive Plan, the provisions of which shall continue to control with respect to any options or stock awards outstanding thereunder to the extent necessary to avoid establishment of a new measurement date for financial accounting purposes and to preserve the status of any options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and any successor thereto (the “Code”).
     It is further intended that options granted by the Compensation Committee or other committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to Section 8 of the Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Code, and options granted by the Committee pursuant to Section 7 of the Plan shall constitute “nonqualified stock options” (“Nonqualified Stock Options”). The Committee may also grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) pursuant to Section 9 of the Plan and shares of restricted stock (“Restricted Stock”) pursuant to Section 10 of the Plan.
     The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designed so that awards granted hereunder intended to comply with the requirements for “qualified performance-based compensation” under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2. Definitions.
     As used in this Plan, the following words and phrases shall have the meanings indicated:
     (a) “Cause” shall have the meaning set forth in the applicable Agreement and, in the absence of such a definition in the Agreement, means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant’s gross negligence, willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company or any Subsidiary, as determined by the Committee in its sole discretion.
     (b) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company.
     (c) “Disability” shall mean a disability as determined under procedures established by the Committee for purposes of this Plan.
     (d) “Fair Market Value” per share of Common Stock as of a particular date shall mean (i) the closing sale price per share of Common Stock on such date as quoted on the national securities exchange on which the Common Stock is principally traded, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market on such date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed for trade, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of a share of Common Stock subject to Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulation thereunder.
     (e) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.
     (f) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.
     (g) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.
     (h) “Performance Goals” means performance goals based on one or more of the following criteria: (i) pre-tax income, after-tax income, or operating income; (ii) operating cash flow; (iii) profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses or operating margin (viii) Common Stock price appreciation; and (ix) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles provided that the Committee’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Section 162(m) of the Code, is determined when the Performance Goals and targets are established for the applicable performance period.
     (i) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.
     (j) “Ten Percent Stockholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.
     (k) “Retirement” shall have the meaning set forth in the applicable Agreement and, in the absence of such a definition in the Agreement, means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express consent, for the purposes of this Plan, of the Committee or such officer of the Company as the Committee may designate from time to time at or before the time of such retirement, from active employment with the Company or any Subsidiary after age 55.

3. Administration.
     The Plan shall be administered by the Committee, which will be comprised solely of “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.
     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”) and SARs and the kind of consideration payable (if any) with respect to awards; to determine the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as “Grantees”); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, SARs, or shares of Restricted Stock subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the “Agreements”); to cancel or suspend awards, as necessary; to modify, amend, extend or renew outstanding awards (provided however, that, except as provided in Section 11 of the Plan, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the Grantee); to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent the Committee shall deem it desirable to carry it into effect; and to make all other determinations deemed necessary or advisable for the administration of the Plan.
     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including the Company and Grantees of any awards under this Plan.
     The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.
     No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder. To the fullest extent permitted by law, the Company shall indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was a member of the Committee.

4. Eligibility.
     Officers and employees of the Company or any Subsidiary, and any other person providing key services to the Company or any Subsidiary, shall be eligible to receive awards hereunder (excluding members of the Committee and any person who serves only as a director). In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.
5. Stock.
     The maximum number of shares of Common Stock that may be issued with respect to awards granted under the Plan shall be 7,500,000, subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. No Grantees shall be eligible to receive awards relative to shares of Common Stock which exceed 300,000 shares in any fiscal year.
     If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.
6. Terms and Conditions of Options.
     Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:
     (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.
     (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary.
     (c) Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 11 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.
     (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, as the Option Agreement may provide, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price, or in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.
     (e) Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent and making full payment of the Option Price.
     (f) Termination of Employment
          (i) Generally. Except as otherwise provided herein or in the Option Agreement, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment or service of a Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.
          (ii) Death or Disability. Unless provided otherwise in the Option Agreement if a Grantee dies while employed by the Company or a Parent or Subsidiary (or within the period of extended exercisability otherwise provided herein), or if the Grantee’s employment terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee’s estate, or by the legatee under the Grantee’s will at any time until the expiration of the stated term of the Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.
          (iii) Retirement. Unless provided otherwise in the Option Agreement, if a Grantee’s employment terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.
          (iv) Cause. If a Grantee’s employment terminates for Cause, the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.
          (v) Committee Discretion. Notwithstanding the provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee’s employment, to the extent permitted by applicable federal and state law.

     (g) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made.
     (h) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.
7. Nonqualified Stock Options.
     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.
8. Incentive Stock Options.
     Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.
     (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.
     (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.
9. Stock Appreciation Rights.
     The Committee is authorized to grant SARs to Grantees on the following terms and conditions:
     (a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates. SARs may not have a term longer than ten (10) years.
     (b) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine). SARs may provide for settlement in cash, in shares of Common Stock, or in a combination of cash and shares, as determined in the discretion of the Committee.

     (c) Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.
10. Restricted Stock and Performance Awards.
     (a) The Committee may award shares of Restricted Stock to any eligible person so determined by the Committee. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the “Restricted Stock Agreement”), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):
          (i) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.
          (ii) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.
          (iii) Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (f) of this Section 10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.
          (iv) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.
          (v) Upon the occurrence of any of the events described in Section 11(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.
          (vi) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

          (vii) If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, certificates for an appropriate number of unrestricted shares shall be delivered to the Grantee promptly.
     (b) The Committee may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Goals and objective performance targets to be attained relative to those Performance Goals, all as determined by the Committee. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. Stock awards that are granted upon satisfaction of Performance Goals may be subject to further restrictions for a Restricted Period or may be free of restrictions, as determined by the Committee.
11. Effect of Certain Changes.
     (a) If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof), the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code.
     (b) In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:
          (i) the Grantee of any award hereunder shall have the right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or
          (ii) each Option shall terminate as of a date to be fixed by the Committee and that written notice of the date so fixed shall be given to each Grantee, who shall have the right, within such period as may be specified by the Committee preceding such termination, to exercise all or part of such Option.
     In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, as determined in the discretion of the Committee, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 11(b)(i) or 11(b)(ii) above.
     (c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a “Change in Control” of the Company):

          (i) the “beneficial ownership”, as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or
          (ii) the closing of a definitive agreement approved by the shareholders of the Company to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or the liquidation or dissolution of the Company; or
          (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);
then from and after the date on which any such Change in Control shall have occurred (the “Acceleration Date”), any Option, SAR, and share of Restricted Stock awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.
     Following the Acceleration Date, (i) the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof, and (ii) the Committee may in its discretion (unless proscribed with respect to certain Grantees), permit the cancellation of outstanding Options, SARs, and Restricted Stock in exchange for a cash payment in an amount equal to the Spread. The term “Spread” as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period preceding the Acceleration Date over (B) the Option Price per share of Common Stock at which such Option, SAR, or Restricted Stock is exercisable, by (ii) the number of shares of Common Stock with respect to which the Option, SAR, or Restricted Stock is being exercised.
     Notwithstanding the foregoing, (i) with respect to any Incentive Stock Option (or an SAR relating to an Incentive Stock Option), the Grantee may not receive a cash payment in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option
     (d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
     (e) Except as herein before expressly provided in this Section 11, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.
12. Compliance with Securities Laws; Listing and Registration.
     If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an award or receive shares of Common Stock pursuant to an award shall be suspended until the Committee determines that such delivery is lawful. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an award or receive shares of Common Stock pursuant to an award shall be suspended until the Committee determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.
     The Company may require that a Grantee, as a condition to exercise of an award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.
13. Period During Which Awards May Be Granted.
     Awards may be granted pursuant to the Plan from time to time prior to March 1, 2018 or the earlier termination of the Plan by the Board or Committee, provided that awards granted prior to such date or termination may have a term that extends beyond such date or termination.
14. Limits on Transferability of Awards.
     Awards of Incentive Stock Options (and any SAR related thereto) shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee’s lifetime only by the Grantee. Except as otherwise provided by Rule 12h-1 of the Securities Exchange Act of 1934, as amended, awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable other than by will or by the laws of descent and distribution, or, with the prior written consent of the Committee, by a Grantee to a member of his or her Immediate Family, or to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

15. Effective Date of Plan.
     The Plan initially became effective on February 5, 1999, and was subsequently amended effective May 18, 2004. The Plan, as amended and restated herein, shall be effective upon its approval by the Company’s shareholders. Any grants of Options or SARs made under the Plan with respect to shares of Common Stock in excess of the number of shares of Common Stock previously approved by the Company’s shareholders for issuance under the Plan shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan, as amended and restated herein, by such shareholders.
16. Agreement by Grantee Regarding Withholding Taxes.
     If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award provided that the shares withheld or surrendered to the Company shall not have a Fair Market Value in excess of the amount necessary to satisfy the statutory minimum withholding amount due.
17. Amendment and Termination of the Plan.
     The Board or Committee at any time and from time to time may suspend, terminate, modify, or amend the Plan without shareholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder and the rules of the principal securities exchange upon which the shares of Common Stock are listed for trade; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained. Except as otherwise determined by the Board or Committee, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination.
18. Rights as a Shareholder.
     Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.
19. No Rights to Employment.
     Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such subsidiary to terminate such Grantee’s employment or service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any award to vest; (ii) the forfeiture of any unvested or vested portion of any award; and/or (iii) any other adverse effect on the individual’s interests under the Plan. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues in the employ of the Company or any Subsidiary.
20. Beneficiary.
     A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.
21. Unfunded Status of Plan.
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
22. Governing Law.
     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Tennessee without regard to its conflict of laws principles.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web FORWARD AIR CORPORATION site and follow the instructions to obtain your records and to create an electronic voting instruction form. ATTN: LEGAL DEPARTMENT 430 AIRPORT ROAD ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS GREENEVILLE, TN 37745 If you would like to reduce the costs incurred by Forward Air Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forward Air Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:FORWA1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FORWARD AIR CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Directors recommend a vote FOR all the nominess listed number(s) of the nominee(s) on the line below. below and FOR Proposals 2 and 3. Vote On Directors 1. To elect nine members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2009; Nominees: 01) Bruce A. Campbell 06) G. Michael Lynch 02) C. Robert Campbell 07) Ray A. Mundy 03) Richard W. Hanselman 08) Gary L. Paxton 04) C. John Langley, Jr. 09) B. Clyde Preslar 05) Tracy A. Leinbach For Against Abstain Vote On Proposals 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company; 3. To approve the Forward Air Corporation’s Amended and Restated Stock Option and Incentive Plan; and 4. To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Allatoona Room at the Hilton Atlanta Airport 1031 Virginia Avenue Atlanta, Georgia 30303 The Hilton Atlanta Airport Hotel is very conveniently located five minutes from the Hartsfield-Jackson Atlanta International Airport and just ten minutes from downtown Atlanta. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report, Form-10K and T&I Glossy are available at www.proxyvote.com. PROXY FORWARD AIR CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORWARD AIR CORPORATION The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, hereby appoints Bruce A. Campbell and Richard W. Hanselman, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2008 Annual Meeting of Shareholders to be held in the Allatoona Room at the Hilton Atlanta Airport,1031 Virginia Avenue, Atlanta, Georgia 30303, on May 12, 2008, at 8:00 a.m., EDT, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve, or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting and on other matters which may properly come before the 2008 Annual Meeting and any adjournments thereof. You are encouraged to specify your choice by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you sign and return this card. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the director nominees and “FOR” Proposals 2 and 3.